PowerSchool Announces Fourth Quarter and Full Year 2021 Financial Results
FOLSOM, CA – March 3, 2022: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its fourth quarter and full fiscal year ended December 31, 2021.
“We had a fantastic fourth quarter, exceeding the top ends of our guidance on both revenue and Adjusted EBITDA, and capping off a record year for PowerSchool in which ARR grew 26% to $538.6 million,” said PowerSchool CEO Hardeep Gulati. “The record results for 2021 were underpinned by strong demand for our products as school districts rely on PowerSchool as a trusted strategic partner to navigate the ongoing digital transformation in education.”
“Looking ahead to 2022, we believe we are still early in our growth trajectory and aim to capture upside through cross-sell, continued strategic M&A and a robust K-12 education funding environment. We are gratified by customer feedback indicating the power of our unified, end-to-end platform is resonating with students, teachers and parents and further validating our investments in innovation to build out our personalized learning vision,” Gulati added.
Fourth Quarter 2021 Financial Results
•Total revenue was $146.1 million for the three months ended December 31, 2021, up 25.8% year-over-year.
•Subscriptions and Support revenues were $128.2 million, up 28.8% year-over-year.
•Gross Profit was $80.3 million, or 54.9% of total revenue, and Adjusted Gross Profit* was $96.2 million, or 65.8% of total revenue.
•Net loss was $15.9 million, or negative 10.9% of total revenue, and Non-GAAP net income* was $28.1 million, or 19.2% of total revenue.
•Adjusted EBITDA* was $33.2 million, or 22.8% of total revenue.
•GAAP net loss per basic and diluted share was $0.08 on 158.0 million shares of Class A common stock outstanding. Non-GAAP net income per diluted share* was $0.14 on 199.1 million shares of Class A common stock outstanding.
•Net cash provided by operations was $20.2 million, and free cash flow* was $11.8 million.

Full Year 2021 Financial Results

•Total revenue was $558.6 million for the year ended December 31, 2021, up 28.4% year-over-year.
•Subscriptions and Support revenues were $477.3 million, up 28.7% year-over-year.
•Gross Profit was $317.7 million, or 56.9% of total revenue, and Adjusted Gross Profit* was $375.7 million, or 67.3% of total revenue.
•Net loss was $43.1 million, or negative 7.7% of total revenue, and Non-GAAP net income* was $124.6 million, or 22.3% of total revenue.
•Adjusted EBITDA* was $161.2 million, or 28.9% of total revenue.
•GAAP net loss per basic and diluted share was $0.21 on 157.6 million shares of Class A common stock outstanding. Non-GAAP net income per diluted share* was $0.63 on 198.6 million shares of Class A common stock outstanding.
•Net cash provided by operations was $143.1 million and free cash flow* was $103.2 million, up 60.0% and 78.3% year-over-year, respectively.
•Annual Recurring Revenue (ARR)* was $538.6 million, up 26% year-over-year, and Net Revenue Retention Rate* was 106.4%.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”
Recent Business Highlights

•PowerSchool saw continued growth through its cross-sell strategy, closing the year with nearly 1,500 cross-sell transactions, including a major multi-district city Department of Education selecting our Special Programs solution in the fourth quarter.
•PowerSchool completed its acquisition of Kickboard, Inc. a leading provider of K-12 education behavior management solutions, in the fourth quarter.
•PowerSchool completed its acquisition of Kinvolved, expanding its K-12 platform with two-way communication, attendance, and engagement technology, in the first quarter of 2022.
•PowerSchool announced a new, streamlined Human Resources Management System to simplify and centralize human resources management for schools and districts.
•PowerSchool was named the “Pandemic Pivot” winner in the Sacramento Business Journal’s 2021 Sacramento Region Innovation Awards. PowerSchool was recognized for its response to supporting educators and students through the pandemic.
•The PowerSchool Education Fund, launched in July 2021, added seven new University partners to support classroom equity programs and help diverse new teachers enter the profession.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO, added, “I’m very pleased with the outstanding fourth quarter and full year 2021 results that highlight the durability and predictability of our business model. In addition, we significantly improved our balance sheet, paying down debt and setting the stage for another year of strong cash flow generation. Our 2022 guidance reflects a Rule of 40 business, and we believe we can continue to operate in that range well into the future."

Financial Outlook

The Company currently expects the following results:
Quarter ending March 31, 2022 (in millions)

Total revenue	$145	to	$148
Adjusted EBITDA *	$40	to	$42
Year ending December 31, 2022 (in millions)

Total revenue	$620	to	$626
Adjusted EBITDA *	$180	to	$184

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net income (loss), the most closely comparable GAAP financial measure because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information
PowerSchool will host a conference call to discuss the fourth quarter and full year 2021 financial results on March 3, 2022 at 2:00 p.m. Pacific Time. Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website. An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial in at 1-877-407-0792 (USA) or 1-201-689-8263 (International) by referencing conference ID 13726651. The telephone replay will be available from 5:00 p.m. Pacific Time on March 3, 2022, through March 10, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 13726651.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 14,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries.

Forward Looking Statements
Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions. Additional information concerning these and other risk factors can be found in our filings with the Securities and Exchange Commission.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate. For the purposes of calculating NRR, we exclude from our calculation any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income, Non-GAAP Cost of Revenue and Operating Expenses and Adjusted EBITDA: Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to to net income (loss), GAAP cost of revenue and GAAP operating expenses, as applicable. We define Non-GAAP Net Income as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.

Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended December 31, 2021		Twelve Months Ended December 31, 2021
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	128,170	99,481	$477,296	$370,853
Service	14,442	12,912	61,976	49,471
License and other	3,483	3,701	19,326	14,564
Total revenue	146,095	116,094	558,598	434,888

Cost of revenue:
Subscriptions and support	38,160	28,847	135,963	108,158
Service	13,832	11,813	51,803	41,324
License and other	836	369	2,384	1,320
Depreciation and amortization	13,014	12,217	50,708	41,000
Total cost of revenue	65,842	53,246	240,858	191,802
Gross profit	80,253	62,848	317,740	243,086

Operating expenses:
Research and development	27,866	22,549	92,740	70,673
Selling, general, and administrative	45,907	25,279	149,167	92,711
Acquisition costs	1,225	2,472	7,299	2,495
Depreciation and amortization	16,002	13,388	62,818	54,744
Total operating expenses	91,000	63,688	312,024	220,623
Income (loss) from operations	(10,747)	(840)	5,716	22,463
Interest expense - Net	7,519	15,962	58,935	68,714
Loss on extinguishment of debt	—	—	12,905	—
Other expense (income) - Net	(10)	1,027	(644)	358
Income (Loss) before income taxes	(18,256)	(17,829)	(65,480)	(46,609)
Income tax expense (benefit)	(2,380)	(25)	(22,415)	39
Net income (loss)	$(15,876)	$(17,804)	$(43,065)	$(46,648)
Less: Net loss attributable to non-controlling interest	(3,544)	—	(9,296)	—
Net income (loss) attributable to PowerSchool Holdings, Inc.	(12,332)	(17,804)	(33,769)	(46,648)

Net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.08)	$—	$(0.21)	$—
Weighted average shares of Class A common stock outstanding - basic and diluted	157,996,637	—	157,576,056	—

Other comprehensive income (loss) - Foreign currency translation	114	491	(554)	353
Total other comprehensive income (loss)	114	491	(554)	353
Less: comprehensive loss attributable to non-controlling interest	$80	$—	$(55)	$—
Comprehensive income (loss) attributable to PowerSchool Holdings, Inc.	$(12,298)	$(17,313)	$(34,268)	$(46,295)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$86,479	$52,734
Accounts receivable—net of allowance of $4,964 and $7,869 respectively	48,403	47,977
Prepaid expenses and other current assets	38,423	22,799
Total current assets	173,305	123,510

Property and equipment - net	15,676	17,069
Capitalized product development costs - net	80,611	58,894
Goodwill	2,454,692	2,213,367
Intangible assets - net	804,909	763,459
Other assets	27,489	24,401
Total assets	$3,556,682	$3,200,700

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$12,449	$11,145
Accrued expenses	71,167	53,698
Deferred revenue, current	294,276	229,622
Revolving credit facility	—	40,000
Current portion of long-term debt	7,750	8,450
Total current liabilities	385,642	342,915

Noncurrent Liabilities:
Other liabilities	7,423	7,535
Deferred taxes	295,959	6,483
Tax receivable agreement liability	404,394	—
Deferred revenue -net of current	6,881	5,568
Long-term debt, net	733,425	1,160,326
Total liabilities	1,833,724	1,522,827

Stockholders'/Members’ Equity:
Members’ investment	—	1,855,730
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 158,034,497 shares issued and outstanding as of December 31, 2021. No shares issued and outstanding as of December 31, 2020.	16	—
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 shares issued and outstanding as of December 31, 2021. No shares issued and outstanding as of December 31, 2020.	4	—
Additional paid-in capital	1,399,967	—
Accumulated other comprehensive income	(216)	441
Accumulated deficit	(165,026)	(178,298)
Total stockholders'/members’ equity attributable to PowerSchool Holdings, Inc.	1,234,745	1,677,873
Non-controlling interest	488,213	—
Total stockholders'/members’ equity	1,722,958	1,677,873
Total liabilities and stockholders'/members' equity	$3,556,682	$3,200,700

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(15,876)	$(17,804)	$(43,065)	$(46,648)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	—	—	12,905	—
Depreciation of property and equipment	1,531	1,632	6,485	7,344
Amortization of intangible assets	23,153	19,894	91,350	78,663
Amortization of capitalized product development costs	4,298	4,067	15,644	9,737
Loss on disposal/retirement of property and equipment	70	400	97	500
Provision for allowance for doubtful accounts	993	53	1,119	170
Equity-based compensation	11,682	1,373	25,137	5,592
Amortization of debt issuance costs and discount	895	1,383	9,097	5,500
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	36,281	41,836	7,299	11,566
Prepaid expenses and other current assets	3,233	1,072	(1,099)	(2,387)
Other assets	93	(2,393)	(1,576)	(6,351)
Accounts payable	4,259	2,166	2,265	(2,165)
Accrued expenses	2,135	4,032	3,381	(996)
Other liabilities	(78)	(95)	(271)	(273)
Deferred taxes	(3,458)	(885)	(24,864)	(1,925)
Deferred revenue	(48,995)	(33,562)	39,199	31,127
Net cash provided by operating activities	20,216	23,169	143,103	89,454

Cash flows from investing activities:
Purchases of property and equipment	(766)	248	(3,988)	(2,771)
Proceeds from sale of property and equipment	—	66	—	69
Investment in capitalized product development costs	(7,641)	(3,332)	(35,920)	(28,822)
Acquisitions—net of cash acquired	(14,362)	(75,874)	(333,593)	(75,753)
Net cash used in investing activities	(22,769)	(78,892)	(373,501)	(107,277)

Cash flows from financing activities:
Proceeds from Revolving Credit Agreement	—	40,000	55,000	101,000
Proceeds from Bridge Loan	—	—	315,200	—
Repayment of Bridge Loan	—	—	(320,000)	—
Repayment of Revolving Credit Agreement	—	—	(95,000)	(61,000)
Repayment of First Lien Debt	(1,938)	(1,937)	(7,750)	(7,750)
Repayment of Second Lien Debt	—	—	(365,000)	—
Repayment of Incremental Facility	—	(175)	(68,775)	(525)
Payments for repurchase of management incentive units	—	—	(448)	(989)
Payments of deferred offering costs	—	—	(11,753)	—
Payment of debt issuance costs	—	—	(2,823)	—
Repayment of capital leases	—	2	(27)	(34)
Proceeds from Initial Public Offering	—	—	766,075	—
Net cash provided by (used in) financing activities	(1,938)	37,890	264,699	30,702

Effect of foreign exchange rate changes on cash	$(42)	$1,577	$(556)	$876
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4,533)	(16,256)	33,745	13,755
Cash, cash equivalents, and restricted cash—Beginning of period	91,525	69,502	53,246	39,491
Cash, cash equivalents, and restricted cash—End of period	$86,992	$53,246	$86,991	$53,246

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020

Gross profit	$80,253	$62,848	$317,740	$243,086
Depreciation	449	394	1,771	1,566
Share-based compensation(1)	2,070	117	3,556	359
Restructuring(2)	712	743	3,097	1,594
Acquisition-related expense(3)	107	135	591	465
Amortization	12,565	11,818	48,939	39,434
Adjusted Gross Profit	$96,156	$76,055	$375,694	$286,504
Gross Profit Margin(4)	54.9%	54.1%	56.9%	55.9%
Adjusted Gross Profit Margin(5)	65.8%	65.5%	67.3%	65.9%

(1) Refers to expenses flowing through gross profit associated with unit-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities, facility closures and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020

Net loss	$(15,876)	$(17,804)	$(43,065)	$(46,648)
Add:
Amortization	27,451	23,966	107,013	88,400
Depreciation	1,564	1,632	6,514	7,344
Net interest expense (1)	7,519	15,956	58,928	68,611
Income tax benefit	(2,380)	(25)	(22,415)	39
Share-based compensation	11,670	1,372	25,125	5,592
Management fees(2)	39	36	654	839
Restructuring(3)	1,271	3,357	4,847	5,027
Acquisition-related expense(4)	1,988	3,548	10,650	6,438
Loss on extinguishment of debt	—	—	12,905	—

Adjusted EBITDA	$33,246	$32,038	$161,156	$135,642
Adjusted EBITDA Margin(5)	22.8%	27.6%	28.9%	31.2%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net loss to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020

Net loss	$(15,876)	$(17,804)	$(43,065)	$(46,648)
Add:
Amortization	27,451	23,966	107,013	88,400
Depreciation	1,564	1,632	6,514	7,344
Share-based compensation	11,670	1,372	25,125	5,592
Management fees(1)	39	36	654	839
Restructuring(2)	1,271	3,357	4,847	5,027
Acquisition-related expense(3)	1,988	3,548	10,650	6,438
Loss on extinguishment of debt	—	—	12,905	—

Non-GAAP Net Income	28,107	16,107	124,643	66,992

Weighted-average Class A common stock outstanding used in computing GAAP net loss per share, basic and diluted	157,996,637		157,576,056
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, basic	157,996,637		157,576,056
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, diluted	199,090,415		198,602,714

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.08)		$(0.21)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$0.18		$0.79
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$0.14		$0.63

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020

GAAP Cost of Revenue - Subscription and Support	$38,160	$28,847	$135,963	$108,158
Less:
Share-based compensation	1,061	16	1,634	66
Restructuring	1	213	113	578
Acquisition-related expense	55	115	414	365
Non-GAAP Cost of Revenue - Subscription and Support	37,043	28,503	133,802	107,149

GAAP Cost of Revenue - Services	$13,832	$11,813	$51,803	$41,324
Less:
Share-based compensation	1,011	100	1,922	293
Restructuring	712	530	2,984	1,016
Acquisition-related expense	52	20	177	100
Non-GAAP Cost of Revenue - Services	12,057	11,163	46,720	39,915

GAAP Research & Development	$27,866	$22,549	$92,740	$70,673
Less:
Share-based compensation	2,828	242	5,198	969
Restructuring	1	612	685	852
Acquisition-related expense	323	265	1,004	737
Non-GAAP Research & Development	24,714	21,430	85,853	68,115

GAAP Selling, General and Administrative	$45,907	$25,279	$149,167	$92,711
Less:
Share-based compensation	6,769	1,014	16,371	4,264
Management fees	39	36	653	839
Restructuring	557	2,003	1,065	2,582
Acquisition-related expense	334	676	1,756	2,742
Non-GAAP Selling, General and Administrative	38,208	21,550	129,322	82,284

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$20,216	$23,169	$143,103	$89,454
Less:
Purchases of property and equipment	(766)	248	(3,988)	(2,771)
Capitalized product development costs	(7,642)	(3,332)	(35,920)	(28,822)

Free Cash Flow	$11,808	$20,085	$103,195	$57,861

Add:
Cash paid for interest on outstanding debt	6,664	14,828	51,438	72,102

Unlevered Free Cash Flow	$18,472	$34,913	$154,633	$129,963

Category: PWSC-F

Source: PowerSchool Holdings, Inc.

Investor Contact:
Alan Taylor
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Kari Sherrodd
public.relations@powerschool.com
206-295-2826